                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) ____


                             THE BANK OF NEW YORK

             (Exact name of trustee as specified in its charter)

      New York                                                    13-5160382
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                       identification no.)

   One Wall Street, New York, N.Y.                                 10286
(Address of principal executive offices)                        (Zip code)


                           USINTERNETWORKING, INC.
             (Exact name of obligor as specified in its charter)

        Delaware                                                 52-2078325


(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                                identification No.)

One USi Plaza
Annapolis, Maryland                                           21401
(Address of principal executive offices)                      (Zip code)

                              10% Notes Due 2005

                     (Title of the indenture securities)

1.      GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
        TRUSTEE:

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.



-----------------------------------------------------------------------------------------
                   Name                                            Address
-----------------------------------------------------------------------------------------
       Superintendent of Banks of the                2 Rector Street,
       State of New York                             New York, N.Y. 10006, and Albany,
                                                     N.Y. 12203

       Federal Reserve Bank of New York              33 Liberty Plaza,
                                                     New York, N.Y.  10045

       Federal Deposit Insurance Corporation         Washington, D.C.  20429

       New York Clearing House Association           New York, New York   10005



        (b)    WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Yes.

3.      VOTING SECURITIES OF THE TRUSTEE.

As of March 25, 2002, the following voting securities of the trustee were outstanding:

-----------------------------------------------------------------------------------------
                      A                                           B
-----------------------------------------------------------------------------------------
               Title of Class                             Amount Outstanding

-----------------------------------------------------------------------------------------
   Common stock, par value $7.50 per share                   729,499,764

-----------------------------------------------------------------------------------------


4.      TRUSTEESHIP UNDER OTHER INDENTURES.

        a) The Trustee is also trustee under the Indenture between the obligor and the Trustee, pursuant to which 10% Notes Due 2004 of the obligor will be issued and under the Indenture between the obligor and the Trustee, pursuant to which 8% Notes Due 2008 of the obligor will be issued. The Notes under each of these indentures will be issued pursuant to the Second Amended Joint Chapter 11 Plan of Reorganization of the obligor and certain of its subsidiaries, as further amended (the "Plan"), filed in the United States Bankruptcy Court for the District of Maryland (Baltimore Division).

        b) The indenture securities are pari passu to the securities issued under the indentures described under a). All indentures are wholly unsecured. No event of default has occurred with respect to any of the indenture securities. Also, the indentures described under a) are specifically described in the indenture to be qualified. Therefore, no conflicting interest arises within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939, as amended (the "TIA").

        c) The Trustee is trustee under the Indenture, dated as of October 29, 1999, pursuant to which the obligor issued its 7% Convertible Subordinated Notes Due November 1, 2004. All of these convertible notes will be cancelled pursuant to the Plan, prior to the issuance of any notes under the obligor's other indentures for which the Trustee is trustee. Therefore, no conflicting interest arises within the meaning of Section 310 of the TIA.

13.     Defaults of the Obligor.

        b) The Trustee is trustee under the Indenture, dated as of October 29, 1999, pursuant to which the obligor issued its 7% Convertible Subordinated Notes Due November 1, 2004. The obligor defaulted on its November 1, 2001 interest payment and filed for bankruptcy on January 7, 2002, which also constituted a default under the indenture. All of these convertible notes will be cancelled pursuant to the Plan.

16.     List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and rule 24 of the Commission's Rules of Practice.

        1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No.1 to Form T-1, filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

        4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

        6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

        7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                  SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 25th day of March, 2002.


                              THE BANK OF NEW YORK




                              By:  /s/ GEOVANNI BARRIS
                                   --------------------------------------
                              Name: Geovanni Barris
                              Title: Vice President

                                    EXHIBIT 7



                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                    Dollar Amounts
ASSETS                                                               In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
    and coin ..............................................          $ 2,811,275
  Interest-bearing balances ...............................            3,133,222
Securities:
  Held-to-maturity securities .............................              147,185
  Available-for-sale securities ...........................            5,403,923
Federal funds sold and Securities purchased
  under agreements to resell ..............................            3,378,526
Loans and lease financing receivables:
  Loans and leases held for
    sale ..................................................               74,702
  Loans and leases, net of unearned income.................           37,471,621
  LESS: Allowance for loan and lease losses................              599,061
  Loans and leases, net of unearned
    income and allowance ..................................           36,872,560
Trading Assets ............................................           11,757,036
Premises and fixed assets (including
  capitalized leases) .....................................              768,795
Other real estate owned ...................................                1,078
Investments in unconsolidated subsidiaries
  and associated companies ................................              193,126
Customers' liability to this bank on
  acceptances outstanding .................................              592,118
Intangible assets
   Goodwill ...............................................            1,300,295
   Other intangible assets ................................              122,143
Other assets ..............................................            3,676,375
                                                                     -----------

Total assets ..............................................          $70,232,359
                                                                     ===========
LIABILITIES
Deposits:
  In domestic offices .....................................          $25,982,242
  Noninterest-bearing .....................................           10,586,346
  Interest-bearing ........................................           15,395,896
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs ................................           24,862,377
  Noninterest-bearing .....................................              373,085
  Interest-bearing ........................................           24,489,292
Federal funds purchased and securities sold
  under agreements to repurchase ..........................            1,446,874
Trading liabilities .......................................            2,373,361
Other borrowed money:
  (includes mortgage indebtedness and
  obligations under capitalized
  leases) .................................................            1,381,512
Bank's liability on acceptances executed and
  outstanding .............................................              592,804
Subordinated notes and debentures .........................            1,646,000
Other liabilities .........................................            5,373,065
                                                                     -----------
Total liabilities .........................................          $63,658,235
                                                                     ===========
EQUITY CAPITAL
Common stock ..............................................            1,135,284
Surplus ...................................................            1,008,773
Retained earnings .........................................            4,426,033
Accumulated other comprehensive income ....................                4,034
Other equity capital components ...........................                    0
Total equity capital ......................................            6,574,124
                                                                     -----------
Total liabilities and equity capital ......................          $70,232,359
                                                                     ===========


        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.


                                                               Thomas J. Mastro,
                                           Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


Thomas A. Renyi
Gerald L. Hassell                        Directors
Alan R. Griffith